UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road NE, Suite 210

Atlanta, Georgia 30328

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement.

As previously disclosed, in December 2012, Ocwen Financial Corporation (“Ocwen” or the “Company”) entered into a consent order with the New York State Department of Financial Services (“NY DFS”) in which Ocwen agreed to the appointment of a compliance monitor to oversee its compliance with an Agreement on Servicing Practices entered into in 2011. The NY DFS has since inquired about certain other aspects of the Company’s business. The Company has been cooperating with the NY DFS on these matters and will continue to do so.

Effective December 19, 2014, Ocwen reached a settlement with the NY DFS related to its recent investigation and entered into a Consent Order pursuant to New York Banking Law §44 (the “Consent Order”) with the NY DFS to reflect such settlement. A summary of the terms of the settlement reflected in the Consent Order follows.

Settlement Summary of Monetary Provisions

•	Ocwen will pay a civil monetary penalty of $100 million to the NY DFS by December 31, 2014, which will be used by the State of New York for housing, foreclosure relief and community redevelopment programs.
•	Ocwen will also pay $50 million as restitution to current and former New York borrowers in the form of $10,000 to each borrower whose home was foreclosed upon by Ocwen between January 2009 and December 19, 2014, with the balance distributed equally among borrowers who had foreclosure actions filed, but not completed, by Ocwen between January 2009 and December 19, 2014.

Settlement Summary of Non-Monetary Provisions

Borrower Assistance

Beginning 60 days after December 19, 2014, and for two years, Ocwen will:

•	provide upon request by a New York borrower a complete loan file at no cost to the borrower;
•	provide every New York borrower who is denied a loan modification, short sale or deed-in-lieu of foreclosure with a detailed explanation of how this determination was reached; and
•	provide one free credit report per year, at Ocwen’s expense, to any New York borrower on request if Ocwen made a negative report to any credit agency from January 1, 2010, and Ocwen will make staff available for borrowers to inquire about their credit reporting, dedicating resources necessary to investigate such inquiries and correct any errors.

Operations Monitor

•	The NY DFS will appoint an independent Operations Monitor to review and assess the adequacy and effectiveness of Ocwen’s operations. The Operations Monitor’s term will extend for two years from its engagement, and the NY DFS may extend the engagement another 12 months at its sole discretion.
•	The Operations Monitor will recommend and oversee implementation of corrections, and establish progress benchmarks when it identifies weaknesses.
•	The Operations Monitor will report periodically on its findings and progress. The currently existing monitor will remain in place for at least three months and then for a short transitional period to facilitate an effective transition to the Operations Monitor.

Related Companies

•	The Operations Monitor will review and approve Ocwen’s benchmark pricing and performance studies semi-annually with respect to all fees or expenses charged to New York borrowers by any related party.
•	Ocwen will not share any common officers or employees with any related party and will not share risk, internal audit or vendor oversight functions with any related party.

•	Any Ocwen employee, officer or director owning more than $200,000 equity ownership in any related party will be recused from negotiating or voting to approve a transaction with the related party in which the employee, officer or director has such equity ownership, or any transaction that indirectly benefits such related party, if the transaction involves $120,000 or more in revenue or expense.

Corporate Governance

•	Ocwen will add two independent directors who will be appointed after consultation with the Monitor and who will not own equity in any related party.
•	As of January 16, 2015, William C. Erbey will step down as an officer and director of Ocwen, as well as from the boards of Ocwen’s related companies.
•	The Operations Monitor will review Ocwen’s current committees of the Board of Directors and will consult with the Board relating to the committees. This will include determining which decisions should be committed to independent directors’ oversight, such as approval of transactions with related parties, transactions to acquire mortgage servicing rights, sub-servicing rights or otherwise to increase the number of serviced loans, and new relationships with third-party vendors.
•	The Board will work closely with the Operations Monitor to identify operations issues and ensure that they are addressed. The Board will consult with the Operations Monitor to determine whether any member of senior management should be terminated or whether additional officers should be retained to achieve the goals of complying with this Consent Order.

MSR Purchases

•	Ocwen may acquire mortgage servicing rights (“MSRs”) upon (a) meeting benchmarks specified by the Operations Monitor relating to Ocwen’s onboarding process for newly acquired MSRs and its ability to adequately service newly acquired MSRs and its existing loan portfolio, and (b) the NY DFS’s approval, not to be unreasonably withheld.
•	These benchmarks will address the compliance plan, a plan to resolve record-keeping and borrower communication issues, the reasonableness of fees and expenses in the servicing operations, development of risk controls for the onboarding process, and development of a written onboarding plan assessing potential risks and deficiencies in the onboarding process.

Failure to meet the requirements of the Consent Order could result in additional regulatory action by the NY DFS.

A copy of the Consent Order is attached as Exhibit 10.1 and incorporated herein by reference. The description of the material terms of the Consent Order set forth above does not purport to be complete and is qualified by reference to the full text of the Consent Order.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2014, Mr. Erbey, the Company’s Executive Chairman of the Board of Directors, notified the Board of Directors of the Company of his decision to step down as Executive Chairman and as a member of the Board effective as of January 16, 2015. Mr. Erbey’s resignation is in connection with the Consent Order entered into with the NY DFS summarized under Item 1.01 above. Barry Wish, a current member of the Board, will assume the role of non-executive Chairman on January 16, 2015.

Item 7.01	Regulation FD Disclosure.

On December 22, 2014, Ocwen Financial Corporation issued a press release announcing the entering into of the Consent Order with the NY DFS and an investor conference call to discuss the Consent Order.

Special Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: adverse effects on the Company’s business as a result of the actions required by the Consent Order; reactions to the announcement of the Consent Order by the Company’s customers or suppliers; increased regulatory scrutiny and media attention, rumors or otherwise; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; and volatility of the Company’s stock price; uncertainty related to legislation, regulations, regulatory agency actions, government programs and policies, industry initiatives and evolving best servicing practices; uncertainty related to claims, litigation and investigations brought by government agencies and private parties regarding the Company’s servicing, foreclosure, modification and other practices; the characteristics of the Company’s servicing portfolio, including prepayment speeds along with delinquency and advance rates; the Company’s ability to grow and adapt its business, including the availability of new loan servicing and other accretive business opportunities; uncertainty related to acquisitions, including the Company’s ability to close acquisitions and to integrate the systems, procedures and personnel of acquired assets and businesses; the Company’s ability to effectively manage its regulatory and contractual compliance obligations; the adequacy of the Company’s financial resources, including its sources of liquidity and ability to fund and recover advances, repay borrowings and comply with debt covenants; uncertainty related to general economic and market conditions, delinquency rates, home prices and disposition timelines on foreclosed properties; as well as other risks detailed in Ocwen’s reports and filings with the SEC, including its annual report on Form 10-K/A for the year ended December 31, 2013, filed on August 18, 2014. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward−looking statements, you should not place undue reliance on any forward−looking statements. Ocwen’s forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise. Ocwen may post information that is important to investors on its website.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit
Number	Description

10.1	Consent Order pursuant to New York Banking Law §44, dated December 19, 2014, between Ocwen Financial Corporation, Ocwen Loan Servicing, LLC, and the New York State Department of Financial Services
99.1	Press Release of Ocwen Financial Corporation dated December 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION (Registrant)

Date: December 22, 2014	By:	/s/ Michael R. Bourque, Jr.
Michael R. Bourque, Jr.
Executive Vice President & Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)